SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                SurgiLight, Inc.
                 ----------------------------------------------
                (Name of Registrant as Specified In Its Charter)

     ----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:

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     (4)  Date Filed:

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
                                SURGILIGHT, INC.

The undersigned hereby appoints Park, Tschopp, Whitcomb and Orr, P.A to act with full power of substitution and revocation, as proxy to appear and vote on behalf of the undersigned at the Special Meeting of Shareholders of SurgiLight, Inc. to be held on November 10, 2001 at the Bourbon 225 Room, at the Radisson Inn New Orleans Airport, 2150 Veterans Boulevard, Kenner, Louisiana 70062 at 9:30 a.m., local time,. at 11:00 a.m. local time, and at any adjournment or postponement thereof, for the following purposes:

1. Proposal to reincorporate as Florida corporation by means of a merger of the Company with and into a wholly-owned Florida subsidiary of the Company

     [  ] in favor of the reincorporation merger,

     [  ] against the reincorporation merger, or

     [  ] abstain from voting on the reincorporation merger.

2. Proposal to approve the SurgiLight, Inc. 2001 Stock Option Plan.

[  ]     for approval      [  ]     against approval [  ] abstain from voting

3. In its discretion, upon such other matters in connection with the foregoing or otherwise as may properly come before the meeting and any adjournment or postponement thereof; all as set forth in the Notice of Special Meeting of Shareholders and the Proxy Statement, receipt of which is hereby acknowledged.

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE ABOVE MATTERS.

THIS PROXY IS SOLICITED ON BEHALF OF THE SURGILIGHT, INC. BOARD OF DIRECTORS.

Dated:
October 20, 2001


---------------------------------
Signature

                                            ----------------------------------
                                            Signature if held jointly

IMPORTANT: Please date this proxy and sign exactly as your name or names appear above. If stock is held jointly, signature should include both names. Executors, administrators, trustees, guardians and others signing in a representative capacity, please give your full title(s).

Do you plan to attend the Special Meeting of Shareholders?  [ ] Yes  [ ]  No

IMPORTANT: PLEASE SIGN THIS PROXY EXACTLY AS YOUR NAME OR NAMES APPEAR ABOVE.

                                SURGILIGHT, INC.
                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                TO THE OWNERS OF COMMON STOCK OF SURGILIGHT, INC.


     A Special Meeting of the Shareholders of SurgiLight, Inc. (the "Company") will be held at the Bourbon 225 Room, at the Radisson Inn New Orleans Airport, 2150 Veterans Boulevard, Kenner, Louisiana 70062 on November 10, 2001, at 9:30 a.m. local time. The purposes of the meeting are to:

     1. Approve the reincorporation of the Company as a Florida corporation by means of a merger into a newly-formed, wholly-owned Florida subsidiary (the "Subsidiary");

     2.   Approve the Subsidiary's 2001 Stock Option Plan; and

     3. Transact such other business as may properly come before the meeting and at any adjournments or postponements of the meeting.

     The Board of Directors set October 10, 2001 as the record date for the meeting. This means that owners of Common Stock at the close of business on that date are entitled to:

     1.   Receive notice of the meeting, and

     2. Vote at the meeting and any adjournments or postponements of the meeting.

     We will make available a list of shareholders as of the close of business on October 10, 2001, for inspection during normal business hours from ____________ 2001 through _____________, 2001, at the offices of SurgiLight,
Inc. located at 12001 Science Drive, Suite 140, Orlando, Florida 32826. This list also will be available at the meeting.

By Order of the Board of Directors


/s/  Timothy J. Shea
------------------------
     Timothy J. Shea
     Chief Operating Officer


Orlando, Florida
October __, 2001

     The enclosed proxy is being solicited on behalf of the Board of Directors of SurgiLight, Inc. See our question and answer section for information about voting, how to revoke a proxy, and how to vote shares in person.

     We urge each shareholder to promptly sign and return the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States.

                                SURGILIGHT, INC.
                         12001 Science Drive, Suite 140
                             Orlando, Florida 32826


Dear Fellow Stockholder:

     You are cordially invited to attend a Special Meeting of the Stockholders of SurgiLight, Inc. to be held in the Bourbon 225 Room, at the Radisson Inn New Orleans Airport, 2150 Veterans Boulevard, Kenner, Louisiana 70062 on November 10, 2001 at 9:30 a.m. local time. We are pleased to enclose the notice of the special stockholders' meeting, together with the attached Proxy Statement, a proxy card and an envelope for returning the proxy card.

     Please carefully review the Proxy Statement and then complete, date and sign your Proxy and return it promptly. If you attend the meeting and decide to vote in person, you may withdraw your Proxy at the meeting.

     If you have any questions or need assistance on how to vote your shares, please call me at (407) 482-4555.

Sincerely,


/s/  Timothy J. Shea
------------------------
     Timothy J. Shea.
     Chief Operating Officer

     October 10, 2001

                                SURGILIGHT, INC.
                         12001 Science Drive, Suite 140
                             Orlando, Florida 32826
                              --------------------

                                 PROXY STATEMENT

                         Special Meeting of Shareholders
                          To Be Held November 10, 2001
                              --------------------

                                  INTRODUCTION

     Our Board of Directors is furnishing you this proxy statement to solicit proxies on its behalf to be voted at a Special Meeting of Shareholders of SurgiLight, Inc. ("the Company"). The Special Meeting will be held in the Bourbon 225 Room, at the Radisson Inn New Orleans Airport, 2150 Veterans Boulevard, Kenner, Louisiana 70062, on November 10, 2001 at 9:30 a.m., Eastern Time. Proxies also may be voted at any adjournments or postponements of the meeting.

     The mailing address of our principal executive office is 12001 Science Drive, Suite 140, Orlando, Florida 32826. We are first sending the proxy materials to shareholders on October 20, 2001.

     All properly executed written proxies that are delivered pursuant to this solicitation will be voted at the meeting in accordance with the directions given in the proxy, unless the proxy is revoked before the meeting.

     Only owners of record of shares of Common Stock at the close of business on October 10, 2001 are entitled to vote at the Special Meeting, or at adjournments or postponements of the meeting. Each owner of record is entitled to one vote for each share of Common Stock held. As of the close of business on October 10, 2001, there were _____________ shares of Common Stock issued and outstanding. Abstentions and broker non-votes are counted for the purpose of determining whether a quorum is present at the Special Meeting. For the purposes of determining whether a proposal has received a majority vote, abstentions will not be included in the vote totals with the result that an abstention will have no effect on the vote. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (the broker non-votes), those shares will not be included in the vote totals and, therefore, will have no effect on the vote.

                           QUESTIONS AND ANSWERS ABOUT
                             THE MEETING AND VOTING

1.   What is a proxy?

     It is your legal designation of another person to vote stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. Park, Tschopp, Whitcomb and Orr, P.A. have been designated as proxies for this Special Meeting of Shareholders.

2.   What is a proxy statement?

     It is a document the Securities and Exchange Commission ("SEC") regulations require us to give you when we ask you to sign a proxy card designating Park, Tschopp, Whitcomb and Orr, P.A. as proxies to vote on your behalf.

3. What is the difference between a share owner of record and a share owner who holds stock in street name?

     If your shares are registered in your name, you are a share owner of record. If your shares are in the name of your broker or bank, your shares are held in street name.

4.   How do you get an admission card to attend the meeting?

     If you are a share owner of record, your admission card is attached to your proxy card. You will need to bring it with you to the meeting.

     If you own shares in street name, you will need to ask your broker or bank for an admission card in the form of a legal proxy. You will need to bring the legal proxy with you to the meeting. If you do not receive the legal proxy in time, bring your most recent brokerage statement with you to the meeting. We can use that to verify your ownership of Common Stock and admit you to the meeting; however, you will not be able to vote your shares at the meeting without a legal proxy.

5.   What different methods can you use to vote?

     (a)  In Writing. - All share owners can vote by written proxy card.

     (b) In Person. - All share owners may vote in person at the meeting (unless they are street name holders without a legal proxy, as described in question 4).

6.   What is the record date and what does it mean?

     The record date for this Special Meeting of Shareholders is October 10, 2001. The Board of Directors, as required by Delaware law, establishes the record date. Owners of Common Stock at the close of business on the record date are entitled:

     (a)  to receive notice of the meeting, and

     (b) to vote at the meeting and any adjournments or postponements of the meeting.

7.   How can you revoke a proxy?

     A share owner can revoke a proxy by any one of the following three actions:

     (a)  giving written notice to the Secretary of the Company,

     (b)  delivering a later dated proxy, or

     (c)  voting in person at the meeting.

8.   Are votes confidential? Who counts the votes?

     We will continue our long-standing practice of holding the votes of all share owners in confidence from Directors, Officers and employees except: (a) as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company, (b) in case of a contested proxy solicitation, (c) if a share owner makes a written comment on the proxy card or otherwise communicates his/her vote to management, or (d) to allow the independent inspectors of election to certify the results of the vote. We also will retain our auditing CPA to receive and tabulate the proxies and independent inspectors of election to certify the results.

9. What if a share owner does not specify a choice for a matter when returning a proxy?

     Share owners should specify their choice for each matter on the enclosed form of proxy. If no instructions are given, proxies that are signed and returned will be voted FOR the approval of each action item.

10.  How are abstentions and broker non-votes counted?

     Abstentions and broker non-votes will not be included in vote totals and will not affect the outcome of the vote.

11. What are your voting choices when voting on the reincorporation of the Company as a Florida corporation?

     In voting on the reincorporation of the Company as a Florida corporation by means of a merger of the Company with and into a wholly-owned Florida subsidiary of the Company, share owners may vote in one of the following ways:

     (a)  in favor of the reincorporation merger,

     (b)  against the reincorporation merger, or

     (c)  abstain from voting on the reincorporation merger.

     If a quorum is present at the special meeting, the reincorporation of the Company as a Florida corporation by means of a merger into a wholly-owned Florida subsidiary corporation must receive the affirmative vote of a majority of the votes cast at the meeting.

12. What are your voting choices when voting on the SurgiLight, Inc. 2001 Stock Option Plan?

     In voting on the SurgiLight, Inc. 2001 Stock Option Plan, share owners may vote in one of the following three ways:

     (a)  for approval,

     (b)  against approval, or

     (c)  abstain from voting.

     If a quorum is present at the special meeting, the SurgiLight, Inc. 2001 Stock Option Plan must receive the affirmative vote of a majority of the votes cast at the meeting.

                    REINCORPORATION AS A FLORIDA CORPORATION

     The Board of Directors ("Board") of the Company has determined that it would be in the best interests of the Company and its shareowners if the Company becomes a Florida corporation. The Company is currently domiciled in the State of Delaware; however, because its principal place of business is in the State of Florida, the Company is currently required to annually pay Delaware annual report filing fees and franchise taxes in addition to the Florida qualification filing fee. Accordingly, by reincorporation as a Florida corporation, the Board believes that the Company will reduce the various annual fees required by the applicable Delaware departments and agencies. Although there will be legal fees and costs incurred in order to complete the merger, the long-term savings from the reduced annual state fees is anticipated to more than offset these legal fees and costs. However, there can be no guarantee that the State of Florida will not increase its annual filing fee, although the Company is unaware of any proposed fee increases. Additionally, the Board believes that reincoproration will provide for greater ease in managing corporate affairs and in doing business as the Company will need to comply only with Florida corporation laws, rather than both Florida and Delaware laws.

Procedure for Reincorporation
-----------------------------

     In order to effect a reincoproration as a Florida corporation, the Company intends to form a Florida subsidiary known as SurgiLight, Inc. (the "Subsidiary"). Immediately after the shareholders have approved the reincorporation, the Company will file a Certificate of Ownership and Merger with the Secretary of State of Delaware and Articles of Merger with the Secretary of State of Florida (collectively, "Merger Documents") in order to merge the Company with and into the Subsidiary ("Merger"). Upon the completion of the Merger, the separate corporate existence of the Company will cease, and the Subsidiary will continue as the surviving corporation under the laws of the State of Florida under its current name (the "Surviving Corporation").

     The Merger will become effective at the time of filing of appropriate certificates or articles of merger with appropriate state agencies in Delaware and Florida in accordance with the provisions of the laws of each state, or at such later time in accordance with the provisions of the laws of Delaware and Florida as is specified in the Merger Documents.

     At the effective time, the Surviving Corporation will acquire and thereafter possess all assets and property of every description, and every interest therein, wherever located, and the rights, privileges, immunities, powers, franchises, and authority, of a public as well as of a private nature, of the Company. All obligations belonging to or due to the Company will be vested in the Surviving Corporation without further act or deed, and the title to any real estate or any interest therein vested in the Company will not revert or in any way be impaired by reason of the Merger. The Surviving Corporation will become liable for all obligations of the Company, and any claim existing, or action or proceeding pending by or against the Company may be prosecuted to judgment, with right of appeal, as if the Merger had not taken place, or the Surviving Corporation may be substituted in its place, and all rights of creditors of the Company will be preserved unimpaired, and all liens upon the property of the Company will be preserved unimpaired, on only the property affected by such liens immediately prior to the effective time of the Merger.

     At the Effective Time, by virtue of the Merger and without any action on the part of the Company, the Subsidiary, or the holder of any of the securities of the Company, the following will occur:

     (a) Each share of Company Stock issued and outstanding immediately prior to the effective time will be converted into and represent the right to receive one share of common stock of the Surviving Corporation. All shares of the Surviving Corporation's common stock issued by the Surviving Corporation in conversion of the Company's Stock will be fully paid and nonassessable upon issuance.

     (b) All outstanding options, warrants, and other rights to purchase shares of common stock of the Company will be converted into an identical option, warrant or other such right to purchase shares in the Surviving Corporation, on terms identical to the terms that existed immediately prior to the effective time of the Merger.

     Although Delaware law does not require us to obtain the approval of the Company's shareholders in order to effect the Merger, we are seeking your approval. In connection with the Merger, the Subsidiary, as the surviving corporation, will acquire all of the assets and assume all of the liabilities of the Company. There will be no change in the day-to-day business operations, except that corporate affairs now will be conducted in accordance with Florida law, rather than Delaware law.

Structure of Surviving Corporation
----------------------------------

     The articles of incorporation of the Subsidiary as in effect prior to the Merger will be the articles of incorporation of the Surviving Corporation. The Subsidiary will have authorized 60,000,000 shares of common stock and 10,000,000 shares of "blank check" preferred stock. The bylaws of the Subsidiary will be the bylaws of the Surviving Corporation. The directors and officers of the Company will become the directors and officers of the Surviving Corporation, but the terms of the directors will change.

     Currently, all directors of the Company are elected on an annual basis for a one-year term. The bylaws of the Subsidiary provide for three classes of directors having staggered terms of three years each. The current directors of the Company are Joseph Allen, Lee Chow, Ph.D., Colette Cozean, Ph.D., Robert Freiberg, Ph.D., J.T. Lin, Ph.D., Stuart Michelson, Ph.D., Louis P. (Dan) Valente, and J.S. Yuan, Ph.D. Following the Merger, the terms of Mr. Valente and Mr. Allen will expire at the annual shareholders' meeting in 2002, the terms of Mr. Chow, Dr. Michaelson, and Dr. Friegberg will expire at the annual shareholders' meeting in 2003, and the terms of Dr. Lin, Dr. Yuan, and Dr. Cozean will expire at the annual shareholders' meeting in 2004. Beginning with the annual meeting of share owners held in 2002, the directors elected at each annual meeting will be elected for three-year terms.

Share Certificates
------------------

     As a result of the Merger, each share of common stock outstanding as of the effective date of the Merger automatically will be converted into one share of common stock of the Subsidiary. Certificates presently representing shares of the common stock of the Company will be deemed to represent the same number of shares of common stock of the Subsidiary after the Effective Date of the Merger. New certificates of common stock will be issued in due course as old certificates are tendered to the Company's Transfer Agent for exchange or transfer.

Federal Income Tax Consequences
-------------------------------

     The conversion of common stock of the Company into common stock of the Surviving Corporation as a result of the Merger should not result in any taxable gain or loss to stockholders for federal income tax purposes. The tax basis of common stock of the Surviving Corporation owned by a share owner after the Merger will be equal, in the aggregate, to the basis of the shares of common stock of the Company owned by such share owner immediately prior to the Merger. For tax purposes, the holding period of the shares immediately prior to the effective date of the Merger will be included in the holding period of the Common Stock received as a result of the Merger.

THE FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED HEREIN FOR GENERAL INFORMATION ONLY. ALL STOCKHOLDERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS AS TO ANY FEDERAL, STATE, LOCAL OR FOREIGN TAX CONSEQUENCES APPLICABLE TO THEM THAT COULD RESULT FROM THE REINCORPORATION MERGER.

Effectiveness
-------------

     In accordance with Delaware law and notwithstanding approval by consenting Share owners, at any times prior to the effective date of the Merger, the Board may, in its sole discretion, abandon the proposed Merger without any further action by share owners by filing a certificate of termination with the Secretary of State of Delaware.

                             2001 STOCK OPTION PLAN

General
-------

     The Board of the Subsidiary has adopted the SurgiLight, Inc. 2001 Stock Option Plan, referred to as the "plan". As the plan will be in effect following the Merger, all references to SurgiLight in this section of the proxy statement mean SurgiLight , Inc., as reincorporated as a Florida corporation. Under the plan, up to a maximum of 3,000,000 shares of SurgiLight's common stock are reserved for issuance upon exercise of stock options granted under the plan. The plan is intended to provide an equity interest in SurgiLight to certain of its executive officers, directors and employees and to provide additional incentives for such persons to devote themselves to SurgiLight's business. The plan is also intended to aid in attracting persons of outstanding ability to serve, and remain in the service of, SurgiLight. The plan affords the Board the ability to authorize stock options. Any or all grants of options under the plan may require SurgiLight or plan participants to meet performance criteria in order to vest.

Description Of Plan
-------------------

     The following summary of the principal provisions of the plan is not intended to be exhaustive and is qualified in its entirety by the terms of the plan, a copy of which may be obtained from SurgiLight by writing to the Office of the Corporate Secretary, SurgiLight, Inc., 12001 Science Drive, Suite 140, Orlando, Florida 32826

Principal Purposes Of The Plan
------------------------------

     The principal purpose of the plan is to advance the growth and development of SurgiLight by affording an opportunity to executives, consultants and key employees of SurgiLight as well as directors of SurgiLight and its affiliates to purchase shares of SurgiLight's common stock and to provide incentives for them to put forth maximum efforts for the success of SurgiLight's business. The Plan is intended to permit certain designated stock options granted under the Plan to qualify as incentive stock options ("Incentive Options") under Section 422A of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code").

Available Shares
----------------

     The number of shares of SurgiLight's common stock that may be issued under options granted under the plan may not exceed, in the aggregate, 3,000,000 shares, plus any shares relating to awards that expire or are forfeited or canceled. Such shares may be shares of original issuance or treasury shares or a combination of the foregoing.

Eligibility
-----------

     Officers and other key employees or directors of SurgiLight (and any future subsidiaries), or any other person who renders significant services as a consultant or otherwise, may be selected by the Board to receive grants of options under the plan (each, a "participant" or "optionee"). Only officers, or executive, managerial or other employees of SurgiLight and directors who also are common law employees of SurgiLight qualify for the grant of Incentive Options under the Code. Non-employee directors and outside consultants may be granted non-qualified, or non-incentive options under the Code.

NonDiscretionary Grants
-----------------------

     The plan provides for the non-discretionary grants of options to members of the Board. At each Annual Meeting of the Board, each board member will receive an option to purchase 50,000 shares of SurgiLight's common stock. The term of each option will be 5 years, and 20,000 of the option shares will vest immediately upon grant with the remaining option shares vesting in increments of 10,000 shares each on each of the first, second and third anniversaries of the date of grant.

Options
-------

     Options granted under the plan may be options that are intended to qualify under particular provisions of the Code as Incentive Options, options that are not intended to so qualify, or combinations of the foregoing. Incentive Options may be granted under the Plan that entitle the optionee to purchase common shares at a price which may not be less than 100 percent of the market value per share on the date of grant; provided that the grant of an Incentive Option to an eligible employee who possesses more than 10% of the total combined voting power of all classes of common stock of SurgiLight shall not be less than 110% of the fair market value on the date of grant. Each grant of an option shall specify whether the option price shall be payable: (i) by cash or a certified bank check to SurgiLight, (ii) transferable or redeemable shares of SurgiLight's common stock, or any combination of the foregoing in an amount equal to the full option price of the shares of stock being purchased. Shares of SurgiLight's stock that are delivered in payment equal to the of the option price shall be valued at their fair market value as determined under the provisions of the plan. In the alternative, the Board may, but is not required to, accept a promissory note, secured or unsecured, or other consideration in the amount of the option price made by the participant and on terms and conditions satisfactory to the Board.

     If the fair market value of one share of SurgiLight's common stock is greater than the full option exercise price of such share of stock (at the date of calculation), in lieu of exercising any option and paying the full exercise price in cash, the participant may elect to use a cashless exercise procedure where the net effect is the same as if he exercises the option by paying cash for the full exercise price for the amount he is exercising, then immediately sells back to SurgiLight that number of shares having a value equal to the exercise price he paid. The participant avoids having to pay any cash upon exercise. In a cashless exercise, the participant will receive shares of common stock equal to the net value of the option (or the portion thereof being exercised) by delivering to SurgiLight a properly completed and endorsed Notice of Exercise of Option. SurgiLight will then issue to the participant a number of shares of Stock computed using the following formula:

                           X= Y (A-B)
                              -------
                                 A

Where:

X = the number of shares of stock to be issued to the participant

Y = the number of shares of stock purchasable under the option (or portion, if only a portion of the option is being exercised),

A = the fair market value of one share of SurgiLight's common stock (as of the date of calculation)

B = the full option exercise price of one share of common stock being purchased

     Any grant of options may specify management objectives that must be achieved as a condition to the exercise of such rights. Each grant of an option shall specify the term of the option; provided, however, that no Incentive Option shall be exercisable more than ten years from the date of grant and if the participant possesses more than 10% of the total combined voting power of all common stock of SurgiLight, then the term may not exceed 5 years. Each grant shall specify the period of continuous service with SurgiLight or any subsidiary, if any, which is necessary before the option will become exercisable and may provide for the earlier exercise of such option in the event of, retirement, death or disability of the optionee or other similar transaction or event. Additional, successive grants may be made to the same optionee whether or not any options previously granted to such optionee remain unexercised.

     The plan may provide for the grant of options to non-employee directors or to outside consultants. Such grants shall not qualify as Incentive Options under the Code. The option price may not exceed the fair market value of SurgiLight's common stock on the date of grant. Such options will become exercisable as determined by the Board. The Board retains the discretion at any time to alter the provisions applicable to awards to non-employee directors and to add any additional terms as it, in its discretion, deems appropriate or to make any awards on terms that the Board determines to be appropriate.

     Each grant of an option will be evidenced by an agreement between SurgiLight and the optionee containing such terms and provisions, consistent with the plan, as the Board may approve.

Transferability
---------------

     Except as otherwise determined by the Board, no option granted under the plan is transferable by an optionee other than by will or the laws of descent and distribution. Except as otherwise determined by the Board, options are exercisable during the optionee's lifetime only by the optionee or the optionee's guardian or legal representative. The shares of common stock acquired by an optionee pursuant to the exercise of an option under the plan will be freely transferable; provided, however, that such shares may not be sold, transferred, pledged or hypothecated, unless (i) a registration statement covering the securities is effective under the Act and appropriate state securities laws, or SurgiLight has received (ii) an opinion of counsel, satisfactory to SurgiLight, that such sale, transfer, pledge or hypothecation may legally be made without registration of such shares under federal or state securities laws.

     SurgiLight has the intention, but not the obligation, to file a registration statement on Form S-8 to register the plan to provide for the registration of the shares underlying each option granted.

Adjustments
-----------

     In the event of a capital adjustment resulting from a stock dividend, stock split, reverse stock split, reclassification, or recapitalization, or by reason of a merger, consolidation, or other reorganization in which SurgiLight is the surviving entity, the Board is authorized to make such adjustment, if any, as it may deem appropriate in the number and kind of shares authorized by the plan, or in the number, option price and kind of shares covered by options granted. Such adjustments and the manner of application of such provisions shall be determined solely by the Board, and any such adjustment may provide for the elimination of fractional shares.

Corporation Events
------------------

     In the event of the dissolution or liquidation of SurgiLight or any merger or combination involving SurgiLight where SurgiLight is not the surviving entity, or a transfer by SurgiLight of substantially all of its assets or property to another corporation, or in the event any other corporation acquires control of SurgiLight in a reorganization within the meaning of Section 368(a) of the Code, all outstanding options will terminate unless such options are assumed or substitutes therefore are issued by the surviving or acquiring corporation in any such merger, combination or other reorganization. SurgiLight will give at least fifteen (15) days prior, written notice of such transaction to holders of unexercised options prior to the effective date of such merger, combination, reorganization, dissolution or liquidation. The Board, in its sole discretion, may, but is not obligated or required to, elect to accelerate the vesting schedules of any of the options previously issued upon such notice, and the participant may, in such event, exercise such options prior to such effective date, notwithstanding any time limitation previously placed on the exercise of such options. The Board also has the authority to condition any such option acceleration upon the subsequent termination of the participant's employment within a specified period following the change in control. The acceleration of options in the event of such an acquisition of SurgiLight or other change in control may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a take-over attempt, or other effort to gain control of SurgiLight.

Administration
--------------

     The plan is to be administered by the Board. The plan also provides that the Board may establish a stock option committee to consist of not less than two directors, which committee would have all the same authority of the Board with respect to the administration of the plan. The Board is authorized to interpret the Plan and related agreements and other documents, and such interpretation will be final and conclusive.

Amendments
----------

     The Board may amend the plan at any time and from time to time in whole or in part; provided, however, that (i) any such amendment may not adversely affect the rights of optionees who were granted options prior thereto and (ii) any amendment that must be approved by the shareholders of SurgiLight in order to comply with applicable law or the rules of the principal national securities exchange upon which the common shares are then trading or quoted will not be effective until such approval has been obtained.

Termination
-----------

No grant shall be made under the plan more than ten years after the date on which the plan is first approved by shareholders of SurgiLight, but all grants made on or before such date shall continue in effect thereafter subject to the terms thereof and of the plan.

Federal Income Tax Consequences
-------------------------------

The following is a brief summary of certain of the federal income tax consequences of certain transactions under the plan based on federal income tax laws in effect on January 1, 2001. This summary is not intended to be complete and does not describe state or local tax consequences.

Section 162(m) Considerations:
------------------------------

Section 162(m) of the Internal Revenue Code disallows a publicly held company's deduction for compensation in excess of $1 million (per taxable year) paid to SurgiLight's chief executive officer and other four most highly compensated executives unless certain exceptions are satisfied. One of these exceptions allows for the deduction of performance-based compensation in excess of $1 million where a number of criteria are satisfied. These criteria include (i) payment only on satisfaction of one or more pre-established, non-discretionary, objective performance goals; (ii) awards being granted at the discretion of a compensation committee comprised of two or more "outside directors" (as defined under Section 162(m) of the Internal Revenue Code); (iii) stockholder approval after disclosure of material terms of the plan; and (iv) payment of awards only after certification by the compensation committee that the material terms were satisfied. Under the plan, awards of options generally are intended to qualify, and awards of restricted shares and performance shares may be intended to qualify, as performance-based compensation under Section 162(m) of the Internal

Revenue Code. Shareholder approval of the plan is, therefore, required in order for SurgiLight to comply with the performance-based compensation exception set forth in Section 162(m) and the regulations thereunder, and to permit, to the extent possible, the compensation paid under the plan to be fully deductible by SurgiLight. Accordingly, SurgiLight is seeking shareholder approval of the plan.

Tax Consequences to Participants:

     Non-Qualified Stock Options. In general, (i) no income will be recognized by an optionee at the time a non-qualified option right is granted; (ii) at the time of exercise of a non-qualified option right, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares, if unrestricted, on the date of exercise; and (iii) at the time of sale of shares acquired pursuant to the exercise of a non-qualified option right, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

     Incentive Stock Options. No income generally will be recognized by an optionee upon the grant or exercise of an incentive stock option ("ISO"). If common shares are issued to the optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

     If common shares acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

Tax Consequences to SurgiLight or a Subsidiary

     To the extent that a participant recognizes ordinary income in the circumstances described above, SurgiLight or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code and is not disallowed by the $1,000,000 limitation on certain executive compensation under Section 162(m) of the Internal Revenue Code.

Plan Benefits
-------------

     The plan provides for the non-discretionary grants of options to members of the Board. At each Annual Meeting of the Board, each board member will receive an option to purchase 50,000 shares of SurgiLight's common stock, at an option price equal to the fair market value on the date of grant. The term of each option will be 5 years, and 20,000 of the option shares will vest immediately upon grant with the remaining option shares vesting in increments of 10,000 shares each on each of the first, second and third anniversaries of the date of grant. Immediately following the effective time of the merger to effect the reincorporation of the Company as a Florida corporation, the Company will grant all of the current eight directors options on the terms set forth above. Of these eight individuals, only Dr. J.T. Lin is also an employee of the Company. Other than as described above, it is not possible to determine the specific awards that will be granted under the plan in the future. As of October 10, 2001, no options had been awarded under the plan.

Ownership of Equity Securities in the Company

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information known to the company with respect to beneficial ownership of the Company's Common Stock as of September 30, 2001. The table lists: (i) each stockholder known by the Company to be the beneficial owner of more than five percent (5%) of the Company's Common Stock, (ii) each Director, (iii) each Executive Officer, and (iv) all Directors and Executive Officer(s), of the Company as a group. Except as noted, each of the persons named in the table has sole voting and investment power with respect to Common Stock beneficially owned by such person.

----------------------------------------------   -----------      -------------
  Name and Address of Beneficial Owner            Number of       Percentage of
                                                   Shares           Ownership
----------------------------------------------   -----------      -------------

GEM Global Yield Fund, Ltd. (1)                   2,150,000           9.93%
Hunkins Waterfront Plaza
P.O. Box 556, Main Street
Nevis, West Indies
----------------------------------------------   -----------      -------------
Voting Trust Committee of SurgiLight, Inc. (2)   10,570,000          48.83%
12001 Science Drive, Suite 140
Orlando, Florida 32826
----------------------------------------------  ------------      -------------
Joseph Allen                                             -0-          -0-
10991 Coventry Place
Santa Ana, California 92705
----------------------------------------------  ------------      -------------
Colette Cozean, Ph.D.(3)                             17,000            *
2158 Midcrest Drive
Lake Forest, California 92630
----------------------------------------------  ------------      -------------
Lee Chow                                              4,000            *
8603 Butternut Blvd.
Orlando, Florida 32817
----------------------------------------------  ------------      -------------
Robert J. Freiberg, Ph.D.                                -0-          -0-
325 Fox Ridge Drive
Thousand Oaks, California 91361
----------------------------------------------  ------------      -------------
Ming-yi Hwang                                         16,000           *
5366 Goldenwood Dr.
Orlando, Florida 32817
----------------------------------------------  ------------      -------------
J.T. Lin 4532 Old Carriage Trail (4)              15,074,000         69.63%
Oviedo, Florida 32765
----------------------------------------------  ------------      -------------
Paul Miano                                           440,000          2.03%
301 South East 2nd Court, Deerfield Beach, FL
33441
----------------------------------------------  ------------      -------------
Stuart E. Michelson, Ph.D.                               -0-          -0-
5680 S. Lake Burkett Lane
Winter Park, Florida 32792
----------------------------------------------  ------------      -------------
Timothy J. Shea (5)                                   30,000           *
189 Winding Oaks Lane
Oviedo, Florida 32765
----------------------------------------------  ------------      -------------
Rachel Siu                                             4,000           *
5100 Old Howell Branch Road
Winter Park, Florida 32792
----------------------------------------------  ------------      -------------
Richard L. Reffner (6)                                28,000           *
1101 N.W. 9th Avenue
Plantation, Florida 33322
----------------------------------------------  ------------      -------------
Louis P. (Dan) Valente                                   -0-          -0-
44 Concord Road
Weston, Massachusetts 02493
----------------------------------------------  ------------      -------------
J.S. Yuan, Ph.D.                                      20,000           *
8227 Riviera Shore Ct.
Orlando, Florida 32817
----------------------------------------------  ------------      -------------
All Officers and Directors as a group             15,633,000         72.21%
(13 persons)
----------------------------------------------  ------------      -------------

* Less than 1%

(1) Includes 2,173,600 shares of common shares and 508,500 shares under warrants issued and escrow related to the GEM debenture financing As of January 15, 2001, GEM has converted approximate 144,000 shares of the escrow commons stocks at an averaged price of $2.85 per share. The exercise price of warrant is $7.50 per share.

(2) Includes: (a) 1,064,000 shares owned by Dr. J.T. Lin, Director of Business and Technology Development (b) 4,000,000 shares owned by Lin Family Partners, Ltd., and (c) 3,506,000 shares owned by other members of Dr. Lin's family. A voting trust committee ("Trustee") comprised of all of the then current outside directors of the Company other than those who are paid consultants of the Company, has the sole power and discretion to act as, and to exercise the voting rights and powers of the Company's common stock held by shares subject to this agreement. The majority vote of such committee determines the vote of the shares subject to the trust. The terms of the voting agreement require to Trustee to vote the shares to elect Dr. Lin as a director and an officer of the Company during the term of the agreement. The number of shares subject to the trust is adjusted from time to time so that Dr. Lin has voting control of 19% of the then total outstanding shares of common stock of the Company. The Trustee has no power to sell or otherwise dispose of any of the shares subject to the trust except upon notice of sale by a beneficiary, and its authority is limited to the power to vote the shares subject to the trust. The term of the agreement is three years.

(3) Includes options to purchase shares as follows: (a) 2,500 shares at an exercise price or $2,262 and an expiration date of February 28, 2004; (b) 2,500 shares at an exercise price of $1.565 and an expiration date of March 31, 2004; (c) 2,500 shares at an exercise price of $1.227 and an expiration date of April 30, 2004; (d) 2,500 shares at an exercise price of $1.572 and an expiration date of May 31, 2004; (e) 3,500 shares at an exercise price of $1.323 shares and an expiration date of June 30, 2004; and (f) 3,500 shares at an exercise price of $1.138 and an expiration date of July 31, 2004. Such options were granted under a consulting agreement between the Company and Dr. Cozean.

(4) Includes (a) 1,064,000 shares owned by Dr. J.T. Lin, Director of Research and Business Technology and a director of the Company, (b) 4,000,000 shares owned by Lin Family Partners, Ltd., and (c) 10,010,000 shares owned by other member of Dr. Lin's family. Of the total, 10,570,000 shares owned by Dr. Lin and his family members are subject to a Voting Trust Agreement dated June 6, 2001 between the Lin and affililated shareholders and a Voting Trust Committee of SurgiLight, Inc., with respect to the voting of the shares. Dr. Lin retains the sole investment authority with respect to all 15,074,000 of the shares.

(5) Includes 26,000 shares of restricted common stock and 4,000 shares of stock options exercisable in three years.

(6) Includes 20,000 common shares owned by Mr. Reffner and 4,000 shares owned by his wife, Georgeann Reffner and the 4,000 shares pursuant to stock options exercisable in three years.

Based on a fully diluted total outstanding of 21,647,374 shares outstanding.

                             EXECUTIVE COMPENSATION

     Only Dr. Lin earned more than $100,000 in salary and bonuses during the 2000 fiscal year.

                              NO DISSENTERS' RIGHTS

     The corporate actions described in this Proxy Statement will not afford to stockholders the opportunity to dissent from the actions described herein and to receive an agreed or judicially appraised value for their shares.

                           INTEREST OF CERTAIN PERSONS

     No director, executive officer, associate of any director, executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed actions covered by this Information Statement which is not shared by all other stockholders.

                           EXPENSES AND OTHER MATTERS

     We will pay the cost of preparing, assembling, and mailing this Proxy Statement and the material enclosed herewith. The Company has requested brokers, nominees, fiduciaries, and other custodians who hold shares of the Company's Common Stock in their names to solicit Proxies from their clients who own such shares, and the Company has agreed to reimburse them for their expenses in so doing.

     In addition to the use of the mails, certain officers, directors, and regular employees of the Company, at no additional compensation, may request a return of Proxies by personal interview or by telephone, telecopier, or telegraph.

     We do not intend to present any further items of business at the Special Meeting and know of no such items that will or may be presented by others. If, however, any other matter properly comes before the meeting, the person named in the enclosed Proxy form will vote thereon in such manner as he/she may in his/her discretion determine.


                                            By Order of the Board of Directors,


                                            -----------------------------------
                                            Timothy J. Shea, Chief Operating
                                            Officer
Orlando, Florida
October __, 2001

                  PLEASE DATE, SIGN, AND IMMEDIATELY RETURN THE
             ACCOMPANYING PROXY IN THE ENCLOSED, ADDRESSED ENVELOPE.